Exhibit 23.2

John T. Boyd Company Mining and Geological Consultants

Chairman

James W. Boyd

President and CEO

John T. Boyd II

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Richard L. Bate

James F. Kvitkovich

Russell P Moran

John L. Weiss

William P. Wolf

Vice President

Business Development

George Stepanovich, Jr.

Managing Director – Australia

Ian L. Alexander

Managing Director – China

Dehui (David) Zhong

Assistant to the President

Mark P. Davie

Pittsburgh

4000 Town Center Boulevard,

Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd corn

Brisbane

61 7 3232-5000

jtboydau@jtboyd corn

Beijing

86 10 6500-5854

jrboydco@jtboyd corn

www.jtboyd.com

July 6, 2012

File: 3554

CONSENT OF JOHN T. BOYD COMPANY

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of Hi-Crush Partners LP and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our reports setting forth the estimates of reserves of Hi-Crush Proppants LLC as of December 31, 2011.

We further consent to the reference to this firm under heading "EXPERTS."

Respectfully submitted,

JOHN T. BOYD COMPANY

By: /s/ Ronald L. Lewis

Ronald L. Lewis

Managing Director and COO